Exhibit 99.1

FOR IMMEDIATE RELEASE
October 16, 2018

For more information
Trisha Voltz Carlson, EVP, Investor Relations Manager
504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney reports third quarter 2018 EPS of $.96
Results include $4.8 million, or $.05 per share after tax, impact from nonoperating items

GULFPORT, Miss. (October 16, 2018) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the third quarter of 2018. Net income for the third quarter of 2018 was $83.9 million, or $.96 per diluted common share (EPS), compared to $71.2 million, or $.82 EPS in the second quarter of 2018 and $58.9 million, or $.68 EPS, in the third quarter of 2017. The third quarter of 2018 included $4.8 million ($.05 per share after-tax impact) of nonoperating items. The second quarter of 2018 included $15.8 million ($.14 per share impact) of nonoperating items and the third quarter of 2017 included nonoperating items of $11.4 million ($.08 per share impact).

Highlights of the company’s third quarter 2018 results (compared to second quarter 2018):
•
Closed Capital One trust & asset management acquisition July 13, 2018; added $5.5 million in fee income (trust), $4.1 million in expenses (operating) and approximately $229 million in deposits in 3Q18; nonoperating items totaled $4.8 million and are primarily related to the acquisition

•	EPS increased $.14 linked quarter to $.96; excluding nonoperating items EPS increased $.05 to $1.01
•	Net income increased $12.7 million, or 18% linked-quarter; excluding nonoperating items, earnings increased $4.0 million, or 5%
•	Return on average assets (ROA) improved 15 bps to 1.19%; excluding nonoperating items, ROA increased 2 bps to 1.24%
•	Operating leverage increased approximately $1.5 million linked-quarter; revenue up $9.3 million, operating expense up $7.8 million
•	Criticized commercial loans declined $63 million, or 7%, linked-quarter; $51 million energy, $12 million nonenergy
•	Loans increased $173 million linked-quarter (includes approximately $90 million in payoffs at quarter end)
•	Energy portfolio less than 5% of total loans (4.7%); no energy charge-offs during quarter

“The third quarter’s results reflect steady progress towards achieving our goals and enhancing shareholder value,” said John M. Hairston, President and CEO. “We hit our operating EPS target this quarter at $1.01, ROA of 1.24% is just below the top end of our targeted range, criticized loans, both energy and nonenergy, continued to improve, and our energy portfolio is now below 5% of total loans, with the end of the current cycle largely upon us. We completed the Capital One Trust and Asset Management acquisition which contributed to the quarter’s improved operating leverage, and we are committed to relentless pursuit of continued improvement.”

Loans
Total loans at September 30, 2018 were $19.5 billion, up approximately $173 million, or 1%, linked-quarter. Net loan growth during the quarter continues to be diversified across the regions and also in areas identified as part of the company’s revenue-generating initiatives. Net loan growth was short of expectations due to approximately $90 million in payoffs received at quarter end.

Average loans totaled $19.5 billion for the third quarter of 2018, up $271 million, or 1%, linked-quarter.

Energy
At September 30, 2018, loans to the energy industry totaled $927 million, or 4.7% of total loans. The energy portfolio declined $58 million linked-quarter, and is comprised of credits to both the exploration and production (E&P) sector and the support and services sectors. Payoffs and paydowns of $151 million were partially offset by $93 million in fundings. There were no energy charge-offs during the third quarter.

With oil prices approximating $70 a barrel, and continued stabilization in prices, we anticipate the cycle for us could end soon. We believe we are adequately reserved for losses on remaining credits, and do not expect a significant provision for any additional issues. Management continues to estimate that net charge-offs from energy-related credits could approximate up to $95 million over the duration of the cycle, of which approximately $79 million has been taken to-date.

Deposits
Total deposits at September 30, 2018 were $22.4 billion, up $182 million, or 1%, from June 30, 2018. Average deposits for the third quarter of 2018 were $22.0 billion, down $80 million, or less than 1%, linked-quarter.

Noninterest-bearing demand deposits (DDAs) totaled $8.1 billion at September 30, 2018, down $25 million, or less than 1%, from June 30, 2018. DDAs comprised 36% of total period-end deposits at September 30, 2018.

Interest-bearing transaction and savings deposits totaled $8.0 billion at the end of the third quarter of 2018, up $261 million, or 3%, from June 30, 2018. The increase was mainly related to deposits associated with the trust and asset management acquisition. Time deposits of $3.7 billion were up $188 million, or 5%, while interest-bearing public fund deposits decreased $241 million, or 8%, to $2.6 billion at September 30, 2018.

Asset Quality
Nonperforming assets (NPAs) totaled $391.3 million at September 30, 2018, down $25.2 million, or 6%, from June 30, 2018. During the third quarter of 2018, total nonperforming loans decreased approximately $30.4 million, while foreclosed and surplus real estate (ORE) and other foreclosed assets increased approximately $5.1 million. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 2.00% at September 30, 2018, down 15 bps from June 30, 2018.

The total allowance for loan losses (ALLL) was $214.5 million at September 30, 2018, virtually unchanged from June 30, 2018. There was a shift in the allowance from energy to nonenergy during the quarter. The allowance for credits in the energy portfolio totaled $50.2 million, or 5.4% of energy loans, at September 30, 2018, as compared to $59.0 million, or 6.0% of energy loans, at June 30, 2018. The allowance for credits in the nonenergy portfolio totaled $164.3 million, or 0.88% of nonenergy loans, at September 30, 2018, as compared to $155.6 million, or 0.85% of nonenergy loans, at June 30, 2018. The ratio of the allowance for loan losses to period-end loans was 1.10% at September 30, 2018, down 1 bp from 1.11% at June 30, 2018.

Net charge-offs were $6.9 million, or 0.14% of average total loans on an annualized basis in the third quarter of 2018, up from $5.1 million, or 0.11% of average total loans in the second quarter of 2018. During the third quarter of 2018, the company recorded a total provision for loan losses of $6.9 million, down from $8.9 million in the second quarter of 2018. There were no energy charge-offs in the third quarter, compared to a net recovery of $1.9 million in the second quarter.

Net Interest Income and Net Interest Margin (NIM)
Net interest income (TE) for the third quarter of 2018 was $218.3 million, up $2.7 million from the second quarter of 2018. The increase is primarily due to one more accrual day and a higher level of average earning assets in the quarter, partially offset by a 4 bps lower net interest margin.

Average earning assets were $25.8 billion for the third quarter of 2018, up $441 million, or 2%, from the second quarter of 2018. The net interest margin (TE) was 3.36% for the third quarter of 2018, down 4 bps from the second quarter of 2018. The decrease in the margin reflects a positive impact from a 6 bp increase in the average earning asset yield (an 8 bp increase in loan yield and a 5 bp increase in yield on the securities portfolio), partially offset by an 11 bp increase in the cost of funds.

Noninterest Income
Noninterest income totaled $75.5 million for the third quarter of 2018, up $6.7 million, or 10%, from the second quarter of 2018.

Service charges on deposits totaled $21.4 million for the third quarter of 2018, up $0.4 million, or 2%, from the second quarter of 2018. Bank card and ATM fees totaled $14.9 million, down $0.6 million, or 4%, from the second quarter of 2018 due to seasonality and lower merchant fees.

Trust fees totaled $16.7 million, up $5.1 million, or 44% linked-quarter. On July 13, 2018, the Capital One Trust and Asset Management acquisition was completed. In the third quarter of 2018, we added approximately $5.5 million in trust fee income related to this acquisition. The net decline from the second quarter reflects seasonality related to tax season.

Investment and annuity income and insurance fees totaled $6.7 million, up $0.4 million, or 6%, linked-quarter. Fees from secondary mortgage operations totaled $4.3 million for the third quarter of 2018, up $0.4 million, or 9%, linked-quarter. Other noninterest income totaled $11.6 million, up $1.0 million, or 10%, from the second quarter of 2018. The increase is mostly due to gains from miscellaneous asset sales.

Noninterest Expense & Taxes
Noninterest expense for the third quarter of 2018 totaled $181.2 million, down $3.2 million, or 2%, from the second quarter of 2018. Included in the third quarter total was $4.8 million of nonoperating expense, mainly related to the trust and asset management acquisition. There was $15.8 million of nonoperating expense in the second quarter of 2018. Excluding nonoperating items, operating expense for the third quarter of 2018 totaled $176.4 million, up $7.8 million, or 5% linked-quarter. The discussion below excludes nonoperating items.

The completion of the trust and asset management acquisition added approximately $4.1 million in expense in the third quarter of 2018 from the transaction closure date of July 13, 2018.

Total personnel expense was $101.2 million in the third quarter of 2018, up $4.3 million, or 4%, from the second quarter of 2018. Adjusting for the trust and asset management acquisition, personnel expense was up $2.2 million mainly related to incentive pay.

Occupancy and equipment expense totaled $15.5 million in the third quarter of 2018, up $0.1 million, or less than 1%, from the second quarter of 2018.

Amortization of intangibles totaled $5.6 million for the third quarter of 2018, up $0.3 million or 6% linked-quarter mostly related to the trust and asset management acquisition. There was virtually no ORE expense in the third quarter of 2018, compared to gains on ORE dispositions exceeding ORE expense by $0.3 million in the second quarter of 2018.

Other operating expense totaled $54.1 million in the third quarter of 2018, up $2.7 million, or 5%, from the second quarter of 2018. After adjusting for the trust and asset management acquisition, other operating expense was up $1.8 million. The linked quarter increase was mainly related to increased expense on revenue-generating initiatives partly offset by miscellaneous expense items.

The effective income tax rate for the third quarter of 2018 was 18%. Management expects the tax rate in the fourth quarter of 2018 to approximate 8-10%. The lower tax rate reflects the impact of fourth quarter stock compensation vesting and other tax reform related strategies. The effective income tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax credits.

Capital
Common shareholders’ equity at September 30, 2018 totaled $3.0 billion, up $49 million, or 2%, from second quarter 2018. The tangible common equity (TCE) ratio was 7.67%, down 9 bps from June 30, 2018. The decline is mainly related to the trust and asset management acquisition during the third quarter. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation
Management will host a conference call for analysts and investors at 8:30 a.m. Central Time on Wednesday, October 17, 2018 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at www.hancockwhitney.com/investors. A link to the release with additional financial tables, and a link to a slide presentation related to third quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through October 24, 2018 by dialing (855) 859-2056 or (404) 537-3406, passcode 9595837.

About Hancock Whitney
Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee, as well as trust and asset management offices in New Jersey and New York. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures
This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with Securities and Exchange Commission Industry Guide 3, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concepts “core” or “operating.” The company uses the term “core” to describe a financial measure that excludes income or expense arising from accretion or amortization of fair value adjustments recorded as part of purchase accounting. The company uses the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in the company’s business.

We define Core Net Interest Income as net interest income (TE) excluding net purchase accounting accretion and amortization. We define Core Net Interest Margin as core net interest income expressed as a percentage of average earning assets. A reconciliation of reported net interest income to core net interest income and reported net interest margin to core net interest margin is included in Appendix A.

We define Operating Revenue as net interest income (TE) and noninterest income less nonoperating revenue.  We define Operating Pre-Provision Net Revenue as operating revenue (TE) less noninterest expense, excluding nonoperating items. Management believes that operating pre-provision net revenue is a useful financial measure because it enables investors and others to assess the company’s ability to generate capital to cover credit losses through a credit cycle. A reconciliation of reported net interest income to operating pre-provision net revenue is included in Appendix A.

We define Operating Earnings as reported net income excluding nonoperating items net of income tax.  We define Operating Earnings per Share as operating earnings expressed as an amount available to each common shareholder on a diluted basis. A reconciliation of reported net income to operating earnings is presented in the Income Statement table and a reconciliation of reported earnings per share – diluted to operating earnings per share – diluted is presented in Appendix A.

Important Cautionary Statement About Forward-Looking Statements
This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, the impact of the transaction with Capital One on our performance and financial condition, including our ability to successfully integrate the businesses, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, increased cybersecurity risks, including potential business disruptions or financial losses, and the financial impact of regulatory requirements and tax reform legislation. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook”, or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars and common share data in thousands, except per share amounts)	9/30/2018	6/30/2018	9/30/2017	9/30/2018	9/30/2017
NET INCOME
Net interest income	$214,194	$211,547	$202,857	$631,405	$584,265
Net interest income (TE) (a)	218,289	215,628	211,436	643,544	609,706
Provision for loan losses	6,872	8,891	13,040	28,016	43,982
Noninterest income	75,518	68,832	67,115	210,602	198,093
Noninterest expense	181,187	184,402	177,616	536,380	524,628
Income tax expense	17,775	15,909	20,414	50,081	53,565
Net income	$83,878	$71,177	$58,902	$227,530	$160,183
Earnings excluding nonoperating items
Net income	$83,878	$71,177	$58,902	$227,530	$160,183
Nonoperating items, net of income tax benefit	3,813	12,486	7,405	22,081	15,679
Operating earnings	$87,691	$83,663	$66,307	$249,611	$175,862
PERIOD-END BALANCE SHEET DATA
Loans	$19,543,717	$19,370,917	$18,786,285	$19,543,717	$18,786,285
Securities	5,987,447	6,113,873	5,624,552	5,987,447	5,624,552
Earning assets	25,668,281	25,625,047	24,545,798	25,668,281	24,545,798
Total assets	28,098,175	27,925,447	26,816,755	28,098,175	26,816,755
Noninterest-bearing deposits	8,140,530	8,165,796	7,896,384	8,140,530	7,896,384
Total deposits	22,417,807	22,235,338	21,533,859	22,417,807	21,533,859
Common shareholders' equity	2,978,878	2,929,555	2,863,275	2,978,878	2,863,275
AVERAGE BALANCE SHEET DATA
Loans	$19,464,639	$19,193,234	$18,591,219	$19,230,385	$18,092,622
Securities (b)	6,186,410	6,032,058	5,679,841	6,039,645	5,321,974
Earning assets	25,832,372	25,391,025	24,487,426	25,445,886	23,871,477
Total assets	28,026,923	27,485,052	26,677,573	27,585,910	25,993,814
Noninterest-bearing deposits	8,017,353	8,149,521	7,775,913	8,039,574	7,670,517
Total deposits	22,021,559	22,101,474	21,349,818	22,055,403	20,517,779
Common shareholders' equity	2,952,431	2,908,997	2,838,517	2,911,706	2,786,444
COMMON SHARE DATA
Earnings per share - diluted	$0.96	$0.82	$0.68	$2.61	$1.85
Cash dividends per share	0.27	0.24	0.24	0.75	0.72
Book value per share (period-end)	34.90	34.33	33.78	34.90	33.78
Tangible book value per share (period-end)	24.44	24.66	23.92	24.44	23.92
Weighted average number of shares - diluted	85,539	85,483	84,980	85,482	84,818
Period-end number of shares	85,364	85,335	84,767	85,364	84,767
Market data
High sales price	$53.00	$55.00	$50.40	$56.40	$52.94
Low sales price	46.05	45.76	41.05	45.76	41.05
Period-end closing price	47.55	46.65	48.45	47.55	48.45
Trading volume	28,332	35,705	33,243	99,407	117,397
PERFORMANCE RATIOS
Return on average assets	1.19%	1.04%	0.88%	1.10%	0.82%
Return on average common equity	11.27%	9.81%	8.23%	10.45%	7.69%
Return on average tangible common equity	16.11%	13.72%	11.68%	14.75%	10.77%
Tangible common equity ratio (c)	7.67%	7.76%	7.80%	7.67%	7.80%
Net interest margin (TE) (d)	3.36%	3.40%	3.44%	3.38%	3.41%
Average loan/deposit ratio	88.39%	86.84%	87.08%	87.19%	88.18%
Allowance for loan losses as a percentage of period-end loans	1.10%	1.11%	1.19%	1.10%	1.19%
Annualized net charge-offs to average loans	0.14%	0.11%	0.25%	0.17%	0.35%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	55.25%	53.35%	56.45%	55.25%	56.45%
Select performance measures excluding nonoperating items
Operating earnings per share - diluted (d)	$1.01	$0.96	$0.76	$2.87	$2.03%
Return on average assets - operating	1.24%	1.22%	0.99%	1.21%	0.90%
Return on average common equity - operating	11.78%	11.54%	9.27%	11.46%	8.44%
Return on average tangible common equity - operating	16.84%	16.12%	13.14%	16.18%	11.82%
Efficiency ratio (e)	58.11%	57.40%	57.50%	57.68%	59.70%
Noninterest income as a percent of total revenue (TE) - operating	25.70%	24.20%	24.09%	24.76%	24.11%
FTE headcount	3,858	3,780	3,979	3,858	3,979

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three and nine months ended September 30, 2018 and the three months ended June 30, 2018, and 35% for the three and nine months ended September 30, 2017.

(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) Refer to Appendix A for reconciliation of this non-GAAP measure.
(e) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
NET INCOME
Net interest income	$214,194	$211,547	$205,664	$208,047	$202,857
Net interest income (TE) (a)	218,289	215,628	209,627	216,996	211,436
Provision for loan losses	6,872	8,891	12,253	14,986	13,040
Noninterest income	75,518	68,832	66,252	69,688	67,115
Noninterest expense	181,187	184,402	170,791	168,063	177,616
Income tax expense	17,775	15,909	16,397	39,237	20,414
Net income	$83,878	$71,177	$72,475	$55,449	$58,902
Earnings excluding nonoperating items
Net income	$83,878	$71,177	$72,475	$55,449	$58,902
Nonoperating items, net of income tax benefit	3,813	12,486	5,782	—	7,405
Income tax resulting from re-measurement of deferred tax asset	—	—	—	19,520	—
Operating earnings	$87,691	$83,663	$78,257	$74,969	$66,307
PERIOD-END BALANCE SHEET DATA
Loans	$19,543,717	$19,370,917	$19,092,504	$19,004,163	$18,786,285
Securities	5,987,447	6,113,873	5,930,076	5,888,380	5,624,552
Earning assets	25,668,281	25,625,047	25,105,948	25,024,792	24,545,798
Total assets	28,098,175	27,925,447	27,297,337	27,336,086	26,816,755
Noninterest-bearing deposits	8,140,530	8,165,796	8,230,060	8,307,497	7,896,384
Total deposits	22,417,807	22,235,338	22,485,722	22,253,202	21,533,859
Common shareholders' equity	2,978,878	2,929,555	2,896,038	2,884,949	2,863,275
AVERAGE BALANCE SHEET DATA
Loans	$19,464,639	$19,193,234	$19,028,490	$18,839,537	$18,591,219
Securities (b)	6,186,410	6,032,058	5,897,290	5,801,451	5,679,841
Earning assets	25,832,372	25,391,025	25,106,283	24,812,676	24,487,426
Total assets	28,026,923	27,485,052	27,237,077	26,973,507	26,677,573
Noninterest-bearing deposits	8,017,353	8,149,521	7,951,121	8,095,563	7,775,913
Total deposits	22,021,559	22,101,474	22,043,419	21,762,757	21,349,818
Common shareholders' equity	2,952,431	2,908,997	2,872,813	2,867,475	2,838,517
COMMON SHARE DATA
Earnings per share - diluted	$0.96	$0.82	$0.83	$0.64	$0.68
Cash dividends per share	0.27	0.24	0.24	0.24	0.24
Book value per share (period-end)	34.90	34.33	33.96	33.86	33.78
Tangible book value per share (period-end)	24.44	24.66	24.22	24.05	23.92
Weighted average number of shares - diluted	85,539	85,483	85,423	85,303	84,980
Period-end number of shares	85,364	85,335	85,285	85,200	84,767
Market data
High sales price	$53.00	$55.00	$56.40	$53.35	$50.40
Low sales price	46.05	45.76	49.48	46.18	41.05
Period-end closing price	47.55	46.65	51.70	49.50	48.45
Trading volume	28,332	35,705	35,370	29,308	33,243
PERFORMANCE RATIOS
Return on average assets	1.19%	1.04%	1.08%	0.82%	0.88%
Return on average common equity	11.27%	9.81%	10.23%	7.67%	8.23%
Return on average tangible common equity	16.11%	13.72%	14.41%	10.81%	11.68%
Tangible common equity ratio (c)	7.67%	7.76%	7.80%	7.73%	7.80%
Net interest margin (TE) (d)	3.36%	3.40%	3.37%	3.48%	3.44%
Average loan/deposit ratio	88.39%	86.84%	86.32%	86.57%	87.08%
Allowance for loan losses as a percent of period-end loans	1.10%	1.11%	1.10%	1.14%	1.19%
Annualized net charge-offs to average loans	0.14%	0.11%	0.26%	0.44%	0.25%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	55.25%	53.35%	46.37%	54.18%	56.45%
Select performance measures excluding nonoperating items
Operating earnings per share - diluted (d)	$1.01	$0.96	$0.90	$0.86	$0.76
Return on average assets - operating	1.24%	1.22%	1.17%	1.10%	0.99%
Return on average common equity - operating	11.78%	11.54%	11.05%	10.37%	9.27%
Return on average tangible common equity - operating	16.84%	16.12%	15.56%	14.62%	13.14%
Efficiency ratio (e)	58.11%	57.40%	57.51%	56.57%	57.50%
Noninterest income as a percent of total revenue (TE) - operating	25.70%	24.20%	24.33%	24.31%	24.09%
FTE headcount	3,858	3,780	3,775	3,887	3,979

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three months ended September 30, 2018, June 30, 2018 and March 31, 2018, and 35% for the three months ended December 31, 2017 and September 30, 2017 .

(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) Refer to Appendix A for reconciliation of this non-GAAP measure.
(e) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands, except per share data)	9/30/2018	6/30/2018	9/30/2017	9/30/2018	9/30/2017
NET INCOME
Interest income	$263,212	$252,304	$232,716	$756,911	$661,408
Interest income (TE) (f)	267,307	256,385	241,295	769,050	686,849
Interest expense	49,018	40,757	29,859	125,506	77,143
Net interest income (TE)	218,289	215,628	211,436	643,544	609,706
Provision for loan losses	6,872	8,891	13,040	28,016	43,982
Noninterest income	75,518	68,832	67,115	210,602	198,093
Noninterest expense	181,187	184,402	177,616	536,380	524,628
Income before income taxes	101,653	87,086	79,316	277,611	213,748
Income tax expense	17,775	15,909	20,414	50,081	53,565
Net income	$83,878	$71,177	$58,902	$227,530	$160,183
Earnings excluding nonoperating items
Net income	$83,878	$71,177	$58,902	$227,530	$160,183
Nonoperating income	—	—	—	1,145	(4,352)
Nonoperating expense	4,827	15,805	11,393	26,485	28,473
Income tax benefit	(1,014)	(3,319)	(3,988)	(5,549)	(8,442)
Nonoperating items, net of applicable income tax benefit	3,813	12,486	7,405	22,081	15,679
Operating earnings	$87,691	$83,663	$66,307	$249,611	$175,862
NONINTEREST INCOME
Service charges on deposit accounts	$21,377	$20,981	$21,444	$63,806	$60,711
Trust fees	16,738	11,653	10,742	39,726	33,459
Bank card and ATM fees	14,862	15,464	13,390	44,784	39,545
Insurance and investment commissions, and annuity fees	6,652	6,264	6,230	19,041	17,939
Secondary mortgage market operations	4,333	3,965	4,157	11,699	11,965
Amortization of FDIC loss share receivable	—	—	—	—	(2,427)
Other income	11,556	10,505	11,152	32,691	32,549
Total operating noninterest income	75,518	68,832	67,115	211,747	193,741
Nonoperating income	—	—	—	(1,145)	4,352
Total noninterest income	$75,518	$68,832	$67,115	$210,602	$198,093
NONINTEREST EXPENSE
Personnel expense (g)	$101,173	$96,835	$97,023	$294,374	$288,693
Net occupancy and equipment expense	15,452	15,340	15,728	45,228	46,965
Other real estate (income) expense, net	15	(289)	199	(64)	(818)
Other operating expense (g)	54,082	51,389	47,203	153,779	144,783
Amortization of intangibles	5,638	5,322	6,070	16,578	16,532
Total operating expense	176,360	168,597	166,223	509,895	496,155
Nonoperating expense	4,827	15,805	11,393	26,485	28,473
Total noninterest expense	$181,187	$184,402	$177,616	$536,380	$524,628
COMMON SHARE DATA
Earnings per share:
Basic	$0.96	$0.82	$0.68	$2.62	$1.85
Diluted	0.96	0.82	0.68	2.61	1.85
Operating earnings per share:
Diluted (h)	$1.01	$0.96	$0.76	$2.87	$2.03

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three and nine months ended September 30, 2018 and the three months ended June 30, 2018, and 35% for the three and nine months ended September 30, 2017.

(g) Prior period presentation relfects a reclassification of certain pension related costs between personnel expense and other noninterest expense in accordance with ASU 2017-07.
(h) Refer to Appendix A for reconciliation of this non-GAAP measure.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
NET INCOME
Interest income	$263,212	$252,304	$241,395	$239,173	$232,716
Interest income (TE) (f)	267,307	256,385	245,358	248,122	241,295
Interest expense	49,018	40,757	35,731	31,126	29,859
Net interest income (TE)	218,289	215,628	209,627	216,996	211,436
Provision for loan losses	6,872	8,891	12,253	14,986	13,040
Noninterest income	75,518	68,832	66,252	69,688	67,115
Noninterest expense	181,187	184,402	170,791	168,063	177,616
Income before income taxes	101,653	87,086	88,872	94,686	79,316
Income tax expense	17,775	15,909	16,397	39,237	20,414
Net income	$83,878	$71,177	$72,475	$55,449	$58,902
Earnings excluding nonoperating items
Net income	$83,878	$71,177	$72,475	$55,449	$58,902
Nonoperating income	—	—	1,145	—	—
Nonoperating expense	4,827	15,805	5,853	—	11,393
Income tax benefit	(1,014)	(3,319)	(1,216)	—	(3,988)
Income tax resulting from re-measurement of deferred tax asset	—	—	—	19,520	—
Nonoperating items, net of applicable income tax benefit	3,813	12,486	5,782	19,520	7,405
Operating earnings	$87,691	$83,663	$78,257	$74,969	$66,307
NONINTEREST INCOME
Service charges on deposit accounts	$21,377	$20,981	$21,448	$22,455	$21,444
Trust fees	16,738	11,653	11,335	11,079	10,742
Bank card and ATM fees	14,862	15,464	14,458	14,234	13,390
Investment and insurance commissions, and annuity fees	6,652	6,264	6,125	5,802	6,230
Secondary mortgage market operations	4,333	3,965	3,401	3,244	4,157
Other income	11,556	10,505	10,630	12,874	11,152
Total operating noninterest income	75,518	68,832	67,397	69,688	67,115
Nonoperating income	—	—	(1,145)	—	—
Total noninterest income	$75,518	$68,832	$66,252	$69,688	$67,115
NONINTEREST EXPENSE
Personnel expense (g)	$101,173	$96,835	$96,366	$99,558	$97,023
Net occupancy and equipment expense	15,452	15,340	14,436	14,968	15,728
Other real estate (income) expense, net	15	(289)	210	(340)	199
Other operating expense (g)	54,082	51,389	48,308	47,992	47,203
Amortization of intangibles	5,638	5,322	5,618	5,885	6,070
Total operating expense	176,360	168,597	164,938	168,063	166,223
Nonoperating expense	4,827	15,805	5,853	—	11,393
Total noninterest expense	$181,187	$184,402	$170,791	$168,063	$177,616
COMMON SHARE DATA
Earnings per share:
Basic	$0.96	$0.82	$0.83	$0.64	$0.68
Diluted	0.96	0.82	0.83	0.64	0.68
Operating earnings per share:
Diluted (h)	$1.01	$0.96	$0.90	$0.86	$0.76

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three months ended September 30, 2018, June 30, 2018 and March 31, 2018, and 35% for the three months ended December 31, 2017 and September 30, 2017 .

(g) Prior period presentation relfects a reclassification of certain pension related costs between personnel expense and other noninterest expense in accordance with ASU 2017-07.
(h) Refer to Appendix A for reconciliation of this non-GAAP measure.

HANCOCK WHITNEY CORPORATION
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
ASSETS
Commercial non-real estate loans	$8,438,884	$8,410,961	$8,336,222	$8,297,937	$8,129,429
Commercial real estate - owner occupied	2,300,271	2,233,794	2,185,543	2,142,439	2,076,014
Total commercial and industrial loans	10,739,155	10,644,755	10,521,765	10,440,376	10,205,443
Commercial real estate - income producing	2,311,699	2,342,192	2,394,862	2,384,599	2,511,808
Construction and land development loans	1,523,419	1,515,233	1,413,878	1,373,421	1,373,048
Residential mortgage loans	2,846,916	2,780,359	2,732,821	2,690,472	2,596,692
Consumer loans	2,122,528	2,088,378	2,029,178	2,115,295	2,099,294
Total loans	19,543,717	19,370,917	19,092,504	19,004,163	18,786,285
Loans held for sale	29,043	36,047	21,827	39,865	23,236
Securities	5,987,447	6,113,873	5,930,076	5,888,380	5,624,552
Short-term investments	108,074	104,210	61,541	92,384	111,725
Earning assets	25,668,281	25,625,047	25,105,948	25,024,792	24,545,798
Allowance for loan losses	(214,550)	(214,530)	(210,713)	(217,308)	(223,122)
Goodwill and other intangible assets	892,595	825,223	830,544	836,163	835,928
Other assets	1,751,849	1,689,707	1,571,558	1,692,439	1,658,151
Total assets	$28,098,175	$27,925,447	$27,297,337	$27,336,086	$26,816,755
LIABILITIES
Noninterest-bearing deposits	$8,140,530	$8,165,796	$8,230,060	$8,307,497	$7,896,384
Interest-bearing transaction and savings deposits	7,972,417	7,711,542	8,058,793	8,181,554	7,893,546
Interest-bearing public fund deposits	2,613,858	2,854,839	3,108,008	3,040,318	2,762,048
Time deposits	3,691,002	3,503,161	3,088,861	2,723,833	2,981,881
Total interest-bearing deposits	14,277,277	14,069,542	14,255,662	13,945,705	13,637,475
Total deposits	22,417,807	22,235,338	22,485,722	22,253,202	21,533,859
Short-term borrowings	2,276,647	2,314,190	1,452,097	1,703,890	1,737,151
Long-term debt	215,912	266,009	300,443	305,513	331,179
Other liabilities	208,931	180,355	163,037	188,532	351,291
Total liabilities	25,119,297	24,995,892	24,401,299	24,451,137	23,953,480
COMMON SHAREHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,028,160	2,022,258	2,016,405	2,010,833	2,012,835
Retained earnings	1,170,897	1,110,506	1,060,182	1,008,518	948,591
Accumulated other comprehensive income	(220,179)	(203,209)	(180,549)	(134,402)	(98,151)
Total common shareholders' equity	2,978,878	2,929,555	2,896,038	2,884,949	2,863,275
Total liabilities & shareholders' equity	$28,098,175	$27,925,447	$27,297,337	$27,336,086	$26,816,755
CAPITAL RATIOS
Tangible common equity	$2,086,283	$2,104,332	$2,065,494	$2,048,787	$2,027,347
Tier 1 capital (i)	2,323,612	2,324,691	2,261,741	2,214,723	2,167,917
Common equity (period-end) as a percent of total assets (period-end)	10.60%	10.49%	10.61%	10.55%	10.68%
Tangible common equity ratio	7.67%	7.76%	7.80%	7.73%	7.80%
Leverage (Tier 1) ratio (i)	8.50%	8.66%	8.51%	8.43%	8.34%
Tier 1 risk-based capital ratio (i)	10.39%	10.48%	10.35%	10.21%	10.10%
Total risk-based capital ratio (i)	12.02%	12.12%	12.00%	11.90%	11.84%

(i) Estimated for most recent period-end.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands)	9/30/2018	6/30/2018	9/30/2017	9/30/2018	9/30/2017
ASSETS
Commercial non-real estate loans	$8,403,921	$8,350,436	$8,088,195	$8,348,851	$8,006,716
Commercial real estate - owner occupied	2,228,631	2,207,871	2,065,501	2,199,259	2,021,074
Total commercial and industrial loans	10,632,552	10,558,307	10,153,696	10,548,110	10,027,790
Commercial real estate - income producing	2,364,839	2,354,508	2,467,939	2,367,704	2,355,811
Construction and land development loans	1,544,890	1,468,126	1,324,139	1,467,881	1,251,135
Residential mortgage loans	2,816,151	2,754,292	2,549,338	2,763,309	2,379,560
Consumer loans	2,106,207	2,058,001	2,096,107	2,083,381	2,078,326
Total loans	19,464,639	19,193,234	18,591,219	19,230,385	18,092,622
Loans held for sale	25,992	22,575	21,723	26,898	21,815
Securities (j)	6,186,410	6,032,058	5,679,841	6,039,645	5,321,974
Short-term investments	155,331	143,158	194,643	148,958	435,066
Earning assets	25,832,372	25,391,025	24,487,426	25,445,886	23,871,477
Allowance for loan losses	(214,376)	(212,766)	(224,537)	(214,637)	(222,623)
Goodwill and other intangible assets	886,226	827,760	837,107	849,279	798,050
Other assets	1,522,701	1,479,033	1,577,577	1,505,382	1,546,910
Total assets	$28,026,923	$27,485,052	$26,677,573	$27,585,910	$25,993,814
LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$8,017,353	$8,149,521	$7,775,913	$8,039,574	$7,670,517
Interest-bearing transaction and savings deposits	7,944,349	7,860,019	8,097,370	7,948,819	7,685,213
Interest-bearing public fund deposits	2,682,269	2,970,117	2,764,961	2,906,067	2,618,215
Time deposits	3,377,588	3,121,817	2,711,574	3,160,943	2,543,834
Total interest-bearing deposits	14,004,206	13,951,953	13,573,905	14,015,829	12,847,262
Total deposits	22,021,559	22,101,474	21,349,818	22,055,403	20,517,779
Short-term borrowings	2,610,176	1,989,416	1,909,365	2,143,759	2,089,024
Long-term debt	241,517	299,695	339,535	281,876	408,191
Other liabilities	201,240	185,470	240,338	193,166	192,376
Common shareholders' equity	2,952,431	2,908,997	2,838,517	2,911,706	2,786,444
Total liabilities & shareholders' equity	$28,026,923	$27,485,052	$26,677,573	$27,585,910	$25,993,814

(j) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	9/30/2018			6/30/2018			9/30/2017
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (k)	$14,542.3	$168.9	4.61%	$14,380.9	$162.3	4.53%	$13,945.8	$151.3	4.31%
Residential mortgage loans	2,816.2	29.4	4.17%	2,754.3	28.1	4.08%	2,549.3	25.0	3.94%
Consumer loans	2,106.2	28.6	5.39%	2,058.0	27.2	5.30%	2,096.1	29.4	5.57%
Loan fees & late charges	—	—	0.00%	—	0.2	0.00%	—	(0.5)	0.00%
Total loans (TE) (l)	19,464.7	226.9	4.63%	19,193.2	217.8	4.55%	18,591.2	205.2	4.39%
Loans held for sale	26.0	0.3	3.60%	22.6	0.3	5.22%	21.7	0.2	3.97%
US Treasury and government agency securities	144.7	0.8	2.21%	145.6	0.8	2.22%	125.6	0.7	2.08%
CMOs and mortgage backed securities	5,092.4	31.1	2.44%	4,932.0	29.3	2.38%	4,575.0	25.4	2.21%
Municipals (TE)	945.7	7.5	3.19%	951.0	7.6	3.18%	975.4	9.2	3.80%
Other securities	3.6	—	2.81%	3.5	—	2.84%	3.8	0.0	1.94%
Total securities (TE) (m)	6,186.4	39.4	2.55%	6,032.1	37.7	2.50%	5,679.8	35.3	2.48%
Total short-term investments	155.3	0.7	1.71%	143.1	0.6	1.61%	194.7	0.6	1.17%
Average earning assets yield (TE)	$25,832.4	$267.3	4.11%	$25,391.0	$256.4	4.05%	$24,487.4	$241.3	3.92%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$7,944.3	10.9	0.54%	$7,860.0	9.3	0.47%	$8,097.4	8.4	0.41%
Time deposits	3,377.6	14.1	1.66%	3,121.8	11.5	1.48%	2,711.6	7.7	1.12%
Public funds	2,682.3	9.2	1.36%	2,970.1	9.1	1.22%	2,764.9	5.7	0.82%
Total interest-bearing deposits	14,004.2	34.2	0.97%	13,951.9	29.9	0.86%	13,573.9	21.8	0.64%
Short-term borrowings	2,610.2	11.8	1.81%	1,989.4	7.4	1.49%	1,909.4	4.4	0.92%
Long-term debt	241.5	3.0	5.05%	299.7	3.5	4.63%	339.5	3.6	4.29%
Total borrowings	2,851.7	14.8	2.07%	2,289.1	10.9	1.91%	2,248.9	8.0	1.43%
Total interest-bearing liabilities cost	16,855.9	49.0	1.15%	16,241.0	40.8	1.01%	15,822.8	29.8	0.75%
Net interest-free funding sources	8,976.5			9,150.0			8,664.6
Total cost of funds	25,832.4	49.0	0.75%	25,391.0	40.8	0.64%	24,487.4	29.8	0.48%
Net Interest Spread (TE)		$218.3	2.96%		$215.6	3.04%		$211.5	3.17%
Net Interest Margin (TE)	$25,832.4	$218.3	3.36%	$25,391.0	$215.6	3.40%	$24,487.4	$211.5	3.44%

(k) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three months ended September 30, 2018 and June 30, 2018 , and 35% for the three months ended September 30, 2017.

(l) Includes nonaccrual loans.
(m) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Nine Months Ended
	9/30/2018			9/30/2017
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (k)	$14,383.7	$482.2	4.48%	$13,634.7	$430.1	4.22%
Residential mortgage loans	2,763.3	85.4	4.12%	2,379.6	68.7	3.85%
Consumer loans	2,083.4	84.8	5.44%	2,078.3	85.3	5.49%
Loan fees & late charges	—	0.7	0.00%	—	(0.9)	0.00%
Total loans (TE) (l)	19,230.4	653.1	4.54%	18,092.6	583.2	4.31%
Loans held for sale	26.9	0.8	3.89%	21.8	0.7	4.09%
US Treasury and government agency securities	146.2	2.4	2.21%	122.6	1.9	2.07%
CMOs and mortgage backed securities	4,937.7	88.2	2.38%	4,208.4	70.1	2.22%
Municipals (TE)	952.2	22.7	3.18%	967.0	27.7	3.82%
Other securities	3.5	0.1	2.57%	24.0	0.3	1.92%
Total securities (TE) (m)	6,039.6	113.4	2.50%	5,322.0	100.0	2.50%
Total short-term investments	149.0	1.7	1.56%	435.1	3.0	0.94%
Average earning assets yield (TE)	$25,445.9	$769.0	4.04%	$23,871.5	686.9	3.84%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$7,948.8	$29.3	0.49%	$7,685.2	21.0	0.37%
Time deposits	3,160.9	35.4	1.50%	2,543.9	19.3	1.01%
Public funds	2,906.1	26.4	1.21%	2,618.2	12.6	0.64%
Total interest-bearing deposits	14,015.8	91.1	0.87%	12,847.3	52.9	0.55%
Short-term borrowings	2,143.8	24.5	1.53%	2,089.0	11.7	0.75%
Long-term debt	281.9	9.9	4.70%	408.2	12.6	4.11%
Total borrowings	2,425.7	34.4	1.90%	2,497.2	24.3	1.29%
Total interest-bearing liabilities cost	16,441.5	125.5	1.02%	15,344.5	77.2	0.67%
Net interest-free funding sources	9,004.4			8,527.0
Total cost of funds	25,445.9	125.5	0.66%	23,871.5	77.2	0.43%
Net Interest Spread (TE)		$643.5	3.02%		$609.7	3.17%
Net Interest Margin (TE)	$25,445.9	$643.5	3.38%	$23,871.5	$609.7	3.41%

(k) Taxable equivalent (TE) amounts are calculated using a marginal federal tax rate of of 21% for the nine months ended September 30, 2018 and 35% for the nine months ended September 30, 2017.
(l) Includes nonaccrual loans.
(m) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands)	9/30/2018	6/30/2018	9/30/2017	9/30/2018	9/30/2017
Nonaccrual loans (n)	$201,646	$241,681	$269,676	$201,646	$269,676
Restructured loans - still accruing	162,189	152,507	96,735	162,189	96,735
Total nonperforming loans	363,835	394,188	366,411	363,835	366,411
ORE and foreclosed assets	27,475	22,342	21,219	27,475	21,219
Total nonperforming assets	$391,310	$416,530	$387,630	$391,310	$387,630
Nonperforming assets as a percent of loans, ORE and foreclosed assets	2.00%	2.15%	2.06%	2.00%	2.06%
Accruing loans 90 days past due	$24,460	$7,941	$28,850	$24,460	$28,850
Accruing loans 90 days past due as a percent of loans	0.13%	0.04%	0.15%	0.13%	0.15%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	2.12%	2.19%	2.21%	2.12%	2.21%
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$214,530	$210,713	$221,865	$217,308	$229,418
Provision for loan losses	6,872	8,891	13,040	28,016	43,982
Decrease in allowance as a result of sale of subsidiary	—	—	—	(6,648)	—
Decrease in FDIC loss share receivable	—	—	—	—	(2,526)
Charge-offs	(9,878)	(15,499)	(18,795)	(43,813)	(61,932)
Recoveries	3,026	10,425	7,012	19,687	14,180
Net charge-offs	(6,852)	(5,074)	(11,783)	(24,126)	(47,752)
Ending Balance	$214,550	$214,530	$223,122	$214,550	$223,122
Allowance for loan losses as a percent of period-end loans	1.10%	1.11%	1.19%	1.10%	1.19%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	55.25%	53.35%	56.45%	55.25%	56.45%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$3,205	$1,749	$4,261	$10,824	$28,010
Residential mortgage loans	(1,055)	(290)	1,639	(1,269)	2,146
Consumer loans	4,702	3,615	5,883	14,571	17,596
Total net charge-offs	$6,852	$5,074	$11,783	$24,126	$47,752
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.09%	0.05%	0.12%	0.10%	0.27%
Residential mortgage loans	(0.15)%	(0.04)%	0.26%	(0.06)%	0.12%
Consumer loans	0.89%	0.70%	1.11%	0.94%	1.13%
Total net charge-offs as a percentage of average loans	0.14%	0.11%	0.25%	0.17%	0.35%

(n) Included in nonaccrual loans are nonaccruing restructured loans totaling $92.7 million, $98.8 million and $119.7 million at 9/30/2018, 6/30/2018 and 9/30/2017, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Nonaccrual loans (n)	$201,646	$241,681	$275,179	$252,800	$269,676
Restructured loans - still accruing	162,189	152,507	166,520	120,493	96,735
Total nonperforming loans	363,835	394,188	441,699	373,293	366,411
ORE and foreclosed assets	27,475	22,342	26,630	27,542	21,219
Total nonperforming assets	$391,310	$416,530	$468,329	$400,835	$387,630
Nonperforming assets as a percent of loans, ORE and foreclosed assets	2.00%	2.15%	2.45%	2.11%	2.06%
Accruing loans 90 days past due	$24,460	$7,941	$12,724	$27,766	$28,850
Accruing loans 90 days past due as a percent of loans	0.13%	0.04%	0.07%	0.15%	0.15%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	2.12%	2.19%	2.52%	2.25%	2.21%
Allowance for loan losses	$214,550	$214,530	$210,713	$217,308	$223,122
Allowance for loan losses as a percentage of period-end loans	1.10%	1.11%	1.10%	1.14%	1.19%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	55.25%	53.35%	46.37%	54.18%	56.45%
Provision for loan losses	6,872	8,891	$12,253	$14,986	$13,040
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$3,205	$1,749	$5,870	$14,017	$4,250
Residential mortgage loans	(1,055)	(290)	76	(371)	1,651
Consumer loans	4,702	3,615	6,254	7,154	5,882
Total net charge-offs	$6,852	$5,074	$12,200	$20,800	$11,783
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.09%	0.05%	0.17%	0.39%	0.12%
Residential mortgage loans	(0.15)%	(0.04)%	0.01%	(0.06)%	0.26%
Consumer loans	0.89%	0.70%	1.22%	1.35%	1.11%
Total net charge-offs as a percentage of average loans	0.14%	0.11%	0.26%	0.44%	0.25%
AVERAGE LOANS
Commercial & real estate loans	$14,542,281	$14,380,941	$14,224,370	$14,096,091	$13,945,774
Residential mortgage loans	2,816,151	2,754,292	2,718,413	2,642,308	2,549,338
Consumer loans	2,106,207	2,058,001	2,085,707	2,101,138	2,096,107
Total average loans	$19,464,639	$19,193,234	$19,028,490	$18,839,537	$18,591,219

(n) Included in nonaccrual loans are nonaccruing restructured loans totaling $92.7 million, $98.8 million, $118.0 million, $99.2 million and $119.7 million at 9/30/2018, 6/30/2018, 3/31/2018, 12/31/17 and 9/30/17, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

HANCOCK WHITNEY CORPORATION
Appendix A To the Earnings Release
Reconciliation of Non-GAAP Measures

CORE NET INTEREST INCOME (TE) AND CORE NET INTEREST MARGIN (TE)
	Three Months Ended					Nine Months Ended
(dollars in thousands)	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Net interest income	$214,194	$211,547	$205,664	$208,047	$202,857	$631,405	$584,265
Taxable equivalent adjustment (o)	4,095	4,081	3,963	8,949	8,579	12,139	25,441
Net interest income (TE)	218,289	215,628	209,627	216,996	211,436	643,544	609,706
Purchase accounting adjustments:
Net loan discount accretion (p)	5,415	6,376	7,108	8,280	7,711	18,899	21,529
Net investment premium amortization (q)	(221)	(259)	(315)	(320)	(364)	(795)	(1,216)
Net purchase accounting accretion	5,194	6,117	6,793	7,960	7,347	18,104	20,313
Net interest income (TE) - core	$213,095	$209,511	$202,834	$209,036	$204,089	$625,440	$589,393
Average earning assets	$25,832,372	$25,391,025	$25,106,283	$24,812,676	$24,487,426	$25,445,886	$23,871,477
Net interest margin (TE)	3.36%	3.40%	3.37%	3.48%	3.44%	3.38%	3.41%
Net purchase accounting adjustments	0.08%	0.09%	0.11%	0.13%	0.12%	0.10%	0.11%
Net interest margin (TE) - core	3.28%	3.31%	3.26%	3.35%	3.32%	3.28%	3.30%

OPERATING REVENUE (TE) AND OPERATING PRE-PROVISION NET REVENUE (TE)
	Three Months Ended					Nine Months Ended
(dollars in thousands)	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Net interest income	$214,194	$211,547	$205,664	$208,047	$202,857	$631,405	$584,265
Noninterest income	75,518	68,832	66,252	69,688	67,115	210,602	198,093
Total revenue	$289,712	$280,379	$271,916	$277,735	$269,972	$842,007	$782,358
Taxable equivalent adjustment	4,095	4,081	3,963	8,949	8,579	12,139	25,441
Nonoperating revenue	—	—	1,145	—	—	1,145	(4,352)
Operating revenue (TE)	$293,807	$284,460	$277,024	$286,684	$278,551	$855,291	$803,447
Noninterest expense	(181,187)	(184,402)	(170,791)	(168,063)	(177,616)	(536,380)	(524,628)
Nonoperating expense	4,827	15,805	5,853	—	11,393	26,485	28,473
Operating pre-provision net revenue (TE)	$117,447	$115,863	$112,086	$118,621	$112,328	$345,396	$307,292

OPERATING EARNINGS PER SHARE - DILUTED
	Three Months Ended					Nine Months Ended
(in thousands, except per share amounts)	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Net Income	$83,878	$71,177	$72,475	$55,449	$58,902	$227,530	$160,183
Net income allocated to participating securities	(1,544)	(1,328)	(1,366)	(1,104)	(1,244)	(4,238)	(3,566)
Net income available to common shareholders	82,334	69,849	71,109	54,345	57,658	223,292	156,617
Nonoperating items, net of applicable income tax	3,813	12,486	5,782	19,520	7,405	22,081	15,679
Nonoperating items allocated to participating securities	(71)	(233)	(109)	(390)	(156)	(413)	(342)
Operating earnings available to common shareholders	$86,076	$82,102	$76,782	$73,475	$64,907	$244,960	$171,954
Weighted average common shares - diluted	85,539	85,483	85,423	85,303	84,980	85,482	84,818
Earnings per share - diluted	$0.96	$0.82	$0.83	$0.64	$0.68	$2.61	$1.85
Operating earnings per share - diluted	$1.01	$0.96	$0.90	$0.86	$0.76	$2.87	$2.03

(o) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three and nine months ended September 30, 2018 and the three months ended June 30, 2018 and March 31, 2018, and 35% for the three and nine months ended September 30, 2017 and the three months ended December 31, 2017.

(p) Includes net loan discount accretion arising from business combinations.
(q) Includes net investment premium amortization arising from business combinations.

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